Exhibit 99.1

COMPANY CONTACTS

Shiv Kapoor

Vice President, Strategic Planning & Investor Relations

702-835-6300

InvestorRelations@sppirx.com

Spectrum Pharmaceuticals Sells Marketed Portfolio to Acrotech Biopharma L.L.C.

to Focus on New and Innovative Therapies for Cancer Patients

•	Spectrum will receive $160 million in an upfront cash payment and up to $140 million in regulatory and sales-based milestones

•	Staff size will be reduced by approximately 40 percent with the majority of impacted staff transitioning to Acrotech

•	Spectrum will retain a core group of commercial talent to lead the launch of ROLONTIS® (eflapegrastim) and poziotinib

•	Management to host a webcast on January 17, 2019 at 8:30 AM EST to discuss the transaction

HENDERSON, Nev. – Jan. 17, 2019 – Spectrum Pharmaceuticals, Inc. (NASDAQ-GS: SPPI) announced today that it has entered into a definitive agreement to sell its portfolio of seven FDA-approved hematology/oncology products to Acrotech Biopharma L.L.C. Acrotech Biopharma is a New Jersey-based wholly-owned subsidiary of Aurobindo Pharma USA Inc.

“This divestiture marks a major strategic shift for Spectrum to ensure laser-focus on novel, oncology drug development and commercialization,” said Joe Turgeon, President and CEO of Spectrum Pharmaceuticals. “The proceeds generated by the sale will significantly strengthen the financial position of the company, providing the capital to develop and commercialize our two late-stage pipeline assets, and placing us in a solid position to evaluate additional growth opportunities.”

The seven products included in the sale are: FUSILEV® (levoleucovorin), FOLOTYN® (pralatrexate injection), ZEVALIN® (ibritumomab tiuxetan), MARQIBO® (vinCRIStine sulfate LIPOSOME injection), BELEODAQ® (belinostat) for injection, EVOMELA® (melphalan) for injection, and KHAPZORYTM (levoleucovorin). The products generated combined sales of $76.4 million during the first nine months of 2018.

“Along with this divestiture, the majority of impacted staff will transition to Acrotech thereby right sizing Spectrum for our development efforts. Additionally, we are retaining a core group of commercial talent to lead the launch of ROLONTIS and poziotinib,” added Joe Turgeon.

The Boards of Directors of Spectrum Pharmaceuticals and Aurobindo have both approved the transaction, which is subject to regulatory approvals and expected to close within 90 days. Jefferies LLC is acting as exclusive financial advisor to Spectrum. Paul Hastings LLP is acting as exclusive legal counsel to Spectrum.

11500 S. Eastern Ave., Ste. 240 ● Henderson, Nevada 89052 ● Tel: 702-835-6300 ● Fax: 702-260-7405 ● www.sppirx.com ● NASDAQ: SPPI

Conference call details:

Thursday, January 17, 2019 at 8:30 a.m. Eastern/5:30 a.m. Pacific

Domestic: (877) 837-3910, Conference ID# 2890988

International: (973) 796-5077, Conference ID# 2890988

The conference call will also be webcast live. To access the webcast, please visit the Investor Relations page of the Spectrum Pharmaceuticals website at https://www.sppirx.com/events-and-presentations.html.

For interested individuals unable to join the call, a replay will be available from January 17, 2019 @ 11:30 p.m. ET/8:30 p.m. PT through January 24, 2019, until 11:30 p.m. ET/8:30 p.m. PT.

Domestic Replay Dial-In: (855) 859-2056, Conference ID# 2890988

International Replay Dial-In: (404) 537-3406, Conference ID# 2890988

Terms of Purchase and Sale Agreement

Under the terms of the deal, Acrotech will make a $160 million up-front cash payment and up to $140 million in milestones listed below:

Marqibo Milestones

•	$30 million for FDA Product Approval for MARQIBO with label indicated for diffuse large B-cell lymphoma

•	$10 million for FDA Product Approval for MARQIBO for any indication other than the B-Cell Lymphoma Indication, single vial or pediatric ALL

•	$30 million for Net Sales of MARQIBO during any trailing twelve (12) month period during the Milestone Period are equal to or greater than $300,000,000

•	$10 million for Net Sales of MARQIBO during any trailing twelve (12) month period during the Milestone Period are equal to or greater than $400,000,000

Khapzory Milestones

•	$5 million for Net Sales of KHAPZORY during any trailing twelve (12) month period during the Milestone Period are equal to or greater than $50,000,000

•	$5 million for Cumulative Net Sales of KHAPZORY are equal to or greater than $150,000,000 at any time during the Milestone Period

•	$10 million for Cumulative Net Sales of KHAPZORY are equal to or greater than $200,000,000 at any time during the Milestone Period

•	$15 million for Cumulative Net Sales of KHAPZORY are equal to or greater than $300,000,000 at any time during the Milestone Period

•	$25 million for Cumulative Net Sales of KHAPZORY are equal to or greater than $400,000,000 at any time during the Milestone Period

The milestone period lasts for five years post the closing of the transaction. KHAPZORY milestones only payable in the event KHAPZORY is assigned a unique J-code.

11500 S. Eastern Ave., Ste. 240 ● Henderson, Nevada 89052 ● Tel: 702-835-6300 ● Fax: 702-260-7405 ● www.sppirx.com ● NASDAQ: SPPI

About Spectrum Pharmaceuticals, Inc.

Spectrum Pharmaceuticals is a leading biotechnology company focused on acquiring, developing, and commercializing drug products, with a primary focus in hematology and oncology. Spectrum has an advanced stage pipeline that has the potential to transform the company. Spectrum’s strong track record for in-licensing and acquiring differentiated drugs, and expertise in clinical development have generated a robust, diversified, and growing pipeline of product candidates in advanced-stage Phase 2 and Phase 3 studies. More information on Spectrum is available at www.sppirx.com.

Forward-looking statement – Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These forward-looking statements relate to a variety of matters, including, without limitation, statements that relate to Spectrum’s business and its future, including the Company’s ability to complete the reported transaction within 90 days, or at all, the cash proceeds expected to be received from the transaction, including the amount and likelihood of receipt of any regulatory- and sales-based milestone payments, the Company’s planned use of the proceeds from the transaction, including the Company’s ability to advance development of its two late-stage pipeline assets and enhance its business development efforts with the expected proceeds, the results expected to be realized from the planned staff reduction, the future potential of Spectrum’s existing drug pipeline and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Spectrum and are subject to significant risks and uncertainties that could cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. Risks that could cause actual results to differ include, but are not limited to, the uncertainties inherent in regulatory approval of the transaction, risks related to our ability to meet the regulatory- and sales-based milestones set forth in the transaction documents and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission. The Company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law.

SPECTRUM PHARMACEUTICALS, INC. ®, FUSILEV®, FOLOTYN®, ZEVALIN®, MARQIBO®, BELEODAQ®, EVOMELA®, and ROLONTIS® are registered trademarks of Spectrum Pharmaceuticals, Inc. and its affiliates. KHAPZORYTM, REDEFINING CANCER CARE™ and the Spectrum Pharmaceuticals’ logos are trademarks owned by Spectrum Pharmaceuticals, Inc. Any other trademarks are the property of their respective owners.

© 2019 Spectrum Pharmaceuticals, Inc. All Rights Reserved

11500 S. Eastern Ave., Ste. 240 ● Henderson, Nevada 89052 ● Tel: 702-835-6300 ● Fax: 702-260-7405 ● www.sppirx.com ● NASDAQ: SPPI